UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

COLEMAN CABLE, INC.

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(Exact name of registrant as specified in its charter)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, Mr. James G. London, a Class II director of Coleman Cable, Inc. (the “Company”), notified the Company that he will not stand for re-election at the 2011 Annual Meeting of Shareholders, which will take place on April 28, 2011. Mr. London advised the Company that his decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company intends to reduce its size to eight members to be effective on the date of the Annual Meeting to be held on April 28, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: April 12, 2011	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer